EXHIBIT 99.1

Sontra Reports Fourth Quarter and Fiscal Year 2003 Results and Business Update

SonoPrep(R) 510(K) Application Submitted to FDA for Rapid Transdermal Delivery of Lidocaine

FRANKLIN, Mass., March 17 / — Sontra Medical Corporation (Nasdaq: SONT - News) announced today financial results for the fourth quarter and fiscal year ended December 31, 2003. For the three months ended December 31, 2003, the net loss applicable to common stockholders was $2,794,000, or $.29 per share, as compared to $1,408,000, or $.15 per share, for the same period in 2002. For the year ended December 31, 2003, the net loss applicable to common stockholders was $6,156,000, or $.65 per share, as compared to $4,304,000, or $.70 per share in 2002.

The Company ended the year with $4,869,000 in cash with no debt. On January 15, 2004, the Company received a $1.5 million payment from Bayer Health Care LLC’s Diagnostic Division pursuant to a license agreement executed in July 2003 for Sontra’s non-invasive glucose monitoring technology. Also subsequent to year end, Sontra received a total of $825,000 from the exercise of warrants to purchase common stock issued in 2003. The Company expects that its cash on hand will be sufficient to fund operations through at least June 2005.

“We are pleased to have strengthened our balance sheet in 2003 with the $1.5 million license fee from Bayer Diagnostics and the completion of a preferred stock financing that raised $6.2 million in net proceeds,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “We expect 2004 to be a pivotal year for Sontra as we expect to commercialize our first transdermal drug delivery product and expand the value of our product pipeline by combining our SonoPrep® ultrasonic skin permeation technology platform with other synergistic transdermal drug delivery and biosensor technologies to provide complete product solutions.”

“In February 2004, the FDA granted Sontra the first 510(k) marketing clearance for SonoPrep for use in electrophysiology applications. Then earlier this month, we submitted a 510(k) application for a second indication, seeking marketing clearance to use SonoPrep and our topical lidocaine procedure tray to achieve rapid skin anesthesia. This FDA submission was supported by clinical data from three clinical studies involving approximately 500 patients that demonstrates that rapid skin anesthesia with 4% lidocaine was achieved within five minutes following a skin pretreatment with SonoPrep. SonoPrep skin permeation technology clearly improves the clinical utility of topical lidocaine because existing products addressing this $100 million market require up to a sixty minute waiting period before effective skin anesthesia is achieved. We expect to launch our product by the end of the second quarter of 2004, assuming FDA 510(k) marketing clearance.”

“Also during 2004, pursuant to our collaboration with Bayer Diagnostics to develop a non-invasive glucose monitor, we plan to assess the performance of the SonoPrep system for glucose sensing applications in a series of pilot human studies. Additionally we expect to conduct clinical studies demonstrating that SonoPrep enables transdermal delivery of vaccines and other pain drugs.”

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is the pioneer of SonoPrep, a non-invasive ultrasound-mediated skin permeation technology that enables transdermal diagnosis and drug delivery. Sontra’s products under development include: a continuous non-invasive glucose monitoring that is being co-developed with Bayer Diagnostics; a rapid onset (less than 5 minutes) topical anesthetic delivery system and the use of SonoPrep for the transdermal delivery of large molecule drugs and biopharmaceuticals.

SONTRA MEDICAL CORPORATION

Consolidated Statements of Loss

			(Unaudited)
	For the Years Ended December 31,		Three Months Ended December 31,
	2003	2002	2003	2002
Licensing Revenue	$1,500,000	$—	$—	$—
Operating Expenses:
Research and development	2,265,519	1,984,802	782,528	584,717
General and administrative	1,740,555	2,205,732	552,625	834,858
Total operating expenses	4,006,074	4,190,534	1,335,153	1,419,575
Loss from operations	(2,506,074)	(4,190,534)	(1,335,153)	(1,419,575)
Interest income	26,620	34,224	12,126	11,208
Net loss	(2,479,454)	(4,156,310)	(1,323,027)	(1,408,367)
Accretion of dividend and beneficial conversion feature on Series A Convertible Preferred Stock	(3,676,950)	—	(1,470,579)	—
Accretion of dividend on Series B Redeemable Convertible Preferred Stock	—	(148,101)	—	—
Net loss applicable to common stockholders	$(6,156,404)	$(4,304,411)	$(2,793,606)	$(1,408,367)
Net loss per common share, basic and diluted	$(0.65)	$(0.70)	$(0.29)	$(0.15)
Basic and diluted weighted average common shares outstanding	9,467,912	6,163,432	9,719,192	9,325,733

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of December 31,
	2003	2002
Assets:
Current Assets:
Cash and cash equivalents	$4,868,933	$2,231,104
Accounts receivable	1,500,000	—
Prepaid expenses and other current assets	66,075	138,454
Total current assets	6,435,008	2,369,558

Property and Equipment, at cost:
Computer equipment	171,272	154,479
Office and laboratory equipment	405,285	383,807
Furniture and fixtures	14,288	14,071
Manufacturing equipment	144,695	—
Leasehold improvements	166,289	287,035
	901,829	839,392
Less: accumulated depreciation and amortization	(498,341)	(644,055)
Net property and equipment	403,488	195,337

Other Assets:
Restricted cash	48,746	100,000
Other assets	2,000	31,675
Total other assets	50,746	131,675

Total assets	$6,889,242	$2,696,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$136,810	$169,368
Accrued expenses	465,092	554,217
Total current liabilities	601,902	723,585

Commitments	—	—

Stockholders’ Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 6,495,000 shares at December 31, 2003 and none at December 31, 2002 (preference in liquidation of $6,628,842)	6,628,842	—
Common stock, $0.01 par value, Authorized 40,000,000 shares, issued and outstanding 10,102,992 shares at December 31, 2003 and 9,355,880 at December 31, 2002	101,030	93,559
Additional paid-in capital	17,952,721	19,473,410
Deferred stock-based compensation	(372,874)	(2,033,765)
Subscriptions receivable	—	(17,294)
Accumulated deficit	(18,022,379)	(15,542,925)
Total stockholders’ equity	6,287,340	1,972,985

Total liabilities and stockholders’ equity	$6,889,242	$2,696,570

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including the sufficiency of cash balances to fund operations, the expected benefits, efficacy and market opportunity of the SonoPrep device and technology and related applications, and the expected timing of the commercial availability of the SonoPrep device and lidocaine procedure tray. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward- looking statements: Sontra’s success depends on its ability to execute on its business strategy; Sontra may experience adverse results in product development, clinical trials and commercialization efforts; Sontra may fail to obtain and maintain patent protection for discoveries; Sontra’s business strategy depends, in part, upon strategic partners to develop and commercialize products based on our work; Sontra may face difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; and Sontra requires substantial funding to conduct research and development and to expand commercialization activities in accordance with its business plans. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Annual Report on Form 10-KSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Sean Moran, CFO

Sontra Medical Corporation

Tel: 508-553-8850